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                                                                    EXHIBIT 99.1


(BW)(IXC-COMMUNICATIONS)(IIXC) IXC Continues Building World-Class Internet Offering With Three Additional Acquisitions

     Business Editors/Technology Writers

     AUSTIN, Texas--(BUSINESS WIRE)--June 23, 1998--

     Addition of SMARTNAP, The Data Place and ntr.net Corp. Puts IXC Among the Top U.S. Internet Backbone Providers

     IXC Communications, Inc. (NASDAQ:IIXC) announced today another major milestone in the aggressive expansion of its Internet business with the acquisition of SMARTNAP, The Data Place, Inc., and ntr.net Corporation (NTR).

     The diverse technical expertise and product offerings of the three companies, coupled with IXC's recent equity stake in AppliedTheory, a New York-based Internet Service Provider, firmly positions IXC to become a leading U.S. Internet backbone provider. Terms of the acquisitions were not disclosed.

     "A strong Internet offering is critical to solidifying the company's vision as an integrated network solutions provider. Our customers demand a range of high-quality and diverse services and these acquisitions significantly advance our intent to cost-effectively meet all their communications needs," said Ben Scott, Chairman and CEO of IXC.

     The addition of the three companies will allow IXC to provide a comprehensive, multi-tiered Internet solution. Added Scott, "Building IXC's Internet offering is a highly strategic and aggressive effort to create, in a short time frame, what has taken most Internet backbone providers years to develop. Our customers require advanced services today and IXC is developing the advanced solutions to meet those needs."

     IXC's acquisitions give the company additional strength in the areas of
Web hosting, dedicated Internet connectivity, back office support and channel marketing. Specifically, each company offers IXC the following:
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     SMARTNAP, a subsidiary of SMART Technologies, is an Austin, Texas-based ISP
     (Internet Service Provider) that provides aggregated Internet access, collocation of Web servers and routers, and end-site Internet managed connectivity. The purchase of SMARTNAP gives IXC an immediate entry into the Web hosting and dedicated Internet connectivity markets.

     The Data Place, Inc., headquartered in Newark, Delaware, supplies businesses with complete network systems integration solutions. Data Place gives IXC access to 24 dark fibers from New York to Washington, DC, furthering the company's presence in the high-density eastern corridor. Acquiring Data Place also gives IXC additional expertise in the systems integrator channel for selling broadband services.

     NTR, a privately held ISP based in Louisville, Kentucky, offers custom back office support to wholesale customers as well as multiple Internet dial-up services. NTR complements IXC's existing back office capabilities to create a strong, fully operational back office solution, including a private label

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     capability for supporting wholesale accounts. Additionally, NTR affords IXC a wholesale dedicated and dial-up product for its wholesale and retail customer base.
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     "These acquisitions, along with the addition of Network Evolutions, our relationship with PSINet, our InterconX alliance, and our equity stake in AppliedTheory, clearly demonstrate IXC's commitment to play a major role as an Internet backbone provider and to significantly grow our presence in the Internet services market. Armed with a broad range of Internet expertise to create innovative solutions, and one of the world's most technologically advanced fiber networks to deliver them, IXC is uniquely positioned to quickly and cost-effectively meet customer needs," added Scott.

     IXC's network-based delivery solutions are designed to address the increasing speed and capacity requirements of the global communications market. Having recently completed the U.S.'s first new coast-to-coast fiber optic network in a decade, IXC Communications, Inc. is at the forefront of the industry's new class of emerging carriers. The company's offerings include private line, broadband, Internet and long distance switched and dedicated services.

     IXC is a publicly traded company listed on Nasdaq under the symbol IIXC. IXC's web site is located at www.ixc-comm.com.

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     CONTACT:  IXC Communications
               Melissa Jackson, 512/231-5247 (media contact) mjackson@ixc-comm.com
               Jim Guthrie, 512/427-3731 (investor contact) jguthrie@ixc-comm.com